As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECO WAVE POWER GLOBAL AB (publ)
(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Inna Braverman
Chief Executive Officer
52 Derech Menachem Begin St.
Tel Aviv-Yafo, Israel 6713701
Tel: +972-3-509-4017

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
Tel: (302) 738-6680

(Name, Address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Oded Har-Even, Esq.
Eric Victorson, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated

September 13, 2024

PROSPECTUS

Up to 1,831,286 American Depositary Shares

Representing 14,650,288 Common Shares

The selling shareholders identified in this prospectus may offer from time to time up to 1,831,286 American Depositary Shares, or ADS, each representing eight common shares, no par value, or Common Shares, of Eco Wave Power Global AB (publ), or the Company. On August 27, 2024, the Company’s board of directors resolved that the Company would register 1,831,286 ADSs held by the selling shareholders for resale.

This prospectus describes the general manner in which the ADS may be offered and sold by the selling shareholders identified in the “Selling Shareholders” section of this prospectus. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. We will not receive any proceeds from the sale of our ADSs by the selling shareholders. See “Use of Proceeds.” The selling shareholders may sell all or a portion of the ADS (upon conversion from Common Shares) from time to time in market transactions through any market on which our ADS are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 7.

Our ADS are currently traded in the United States on the Nasdaq Capital Market, or Nasdaq, under the symbol “WAVE”. The last reported sale price of ADSs on September 11, 2024 was $3.69 per ADS.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, which was filed on March 28, 2024, or the 2023 Annual Report.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024

i

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, unless the context provides otherwise, “we,” “us,” “our,” the “Company” and “EWPG” refer to Eco Wave Power Global AB (publ), after the date that it acquired its operating subsidiary, Eco Wave Power Ltd., or EWP Israel.

Our functional currency is the Swedish Kronor. Our reporting currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars,” “USD” or “$” mean U.S. dollars, references to “SEK” are to the Swedish Kronor and references to “NIS” are to the New Israeli Shekel. Unless otherwise indicated, certain SEK amounts contained in this prospectus have been translated into U.S. dollars at the applicable exchange rate on the dates of the transactions using the exchange rates provided by the Sveriges RiksBank, the central bank of Sweden. These translations should not be considered representations that any such amounts have been, could have been or could be converted into USD at that or any other exchange rate as of that or any other date.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. Our historical consolidated financial statements present the consolidated results of operations of Eco Wave Power Global AB (publ) and its majority-owned subsidiaries.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ii

OUR COMPANy

We are a wave energy company primarily engaged in the development of a smart and cost-efficient wave energy conversion, or WEC, technology that converts ocean and sea waves into clean electricity. Our corporate mission is to revolutionize energy production with our proprietary wave technology, and to become a leader in the renewable energy industry, which, according to an analysis by Frost & Sullivan, is expected to see $3.4 trillion in new investment in the next decade. Our WEC technology is implemented onshore or nearshore, as opposed to offshore systems, and draws energy from incoming waves by converting the rising and falling motion of the waves into a clean energy generation process.

In addition to our WEC technology, we are also building out a pipeline of ancillary technology services that we may provide to our customers and other parties, such as other companies and research institutions. These services currently include feasibility studies for potential clients of our WEC technology. We are also developing a smart Wave Power Verification, or WPV, software, intended to provide real-time production verification that is expected to allow preventative-predictive and corrective measures to be taken. We believe that by providing these complementary services, we will be better positioned to be a leader of the wave energy industry.

We are a company incorporated in Sweden in 2019.  Our ADSs are currently traded in the United States on Nasdaq under the symbol “WAVE”.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 1,831,286 ADS. All of the ADS, when sold, will be sold by these selling shareholders. The selling shareholders may sell their ADS from time to time at prevailing market prices. We will not receive any proceeds from the sale of the ADS by the selling shareholders.

Common Shares currently outstanding	44,394,844 (includes Common Shares represented by ADS)

Securities offered by the selling shareholders	Up to 1,831,286 ADS.

The ADS	Each ADS represents eight of our Common Shares. If converted to ADS, the depositary will be the holder of the Common Shares underlying the ADS and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADS from time to time.

Use of proceeds:	We will not receive any proceeds from the sale of the ADS by the selling shareholders. All net proceeds from the sale of the ADS covered by this prospectus will go to the selling shareholders.

Risk factors:	An investment in the ADS offered under this prospectus is highly speculative and involves substantial risk. You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. – Key Information – D. Risk Factors” in our 2023 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Depositary	The Bank of New York Mellon

Nasdaq symbol:	“WAVE.”

As of September 11, 2024, the number of currently outstanding Common Shares (including Common Shares represented by ADS) is 44,394,844.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2023 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to successfully enter new markets, manage our international expansion and comply with any applicable laws and regulations;

●	the timing for the commercialization of our WEC technology, including the timing, cost, regulatory approvals or other aspects related thereto;

●	our ability to generate revenue from our WEC technology and ancillary services, such as feasibility studies or our WPV software;

●	our expectations regarding the supply of components and manufacturing of our products;

●	the ability of our WEC technology to generate commercial amounts of energy and its perceived benefits versus other solutions;

●	the successful development of the WPV software;

●	the implementation of solar panels into our WEC technology;

●	our estimates regarding anticipated expenses, capital requirements and our needs for additional financing;

●	our expectations with regards to the receipt of funds pursuant to existing and future grants;

●	our ability to compete with other companies in our industry;

●	the receipt of any government subsidies or feed-in-tariffs;

●	our research and development and growth strategies and marketing plans;

●	our ability to comply with environmental laws and to adapt to changes in laws, regulations or policies of governmental agencies or regulators relating to the utilization of our WEC technology;

●	the ability of our management team to lead the development and commercialization of our WEC technology;

●	our estimates of the size of our market opportunities;

●	issuance of patents to us by the United States Patent and Trademark Office and other governmental patent agencies;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the Israel’s war with Hamas and other terrorist organizations along Israel’s border; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, as well as in our 2023 Annual Report.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ADS by the selling shareholders. All net proceeds from the sale of the ADS covered by this prospectus will go to the selling shareholders.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

You should read this table in conjunction with our Interim Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2024 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2024” attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on August 29, 2024 and incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2024
Cash and cash equivalents	$7,421

Total liabilities	$2,242

Shareholders’ equity (deficit):
Share capital	$98
Share premium	$23,121
Foreign currency translation reserve	$(2,575)
Accumulated deficit	$(13,995)
Non-controlling interest	$(168)
Total equity	$6,481
Total capitalization	$8,723

As of September 11, 2024, the number of currently outstanding Common Shares (including Common Shares represented by ADS) is 44,394,844.

SELLING SHAREHOLDERS

We have agreed to file this registration statement, of which this prospectus forms a part, to register the resale by the selling shareholders of Common Shares represented by ADS owned by the selling shareholders. The selling shareholders are affiliates of the Company who beneficially own at least 5% or more of our equity shares. We are registering the Common Shares represented by ADS in order to permit the selling shareholders to offer ADS represented by Common Shares for resale from time to time. The selling shareholders may offer all or part of the ADSs covered hereby for resale from time to time pursuant to this prospectus.

Any selling shareholder who is an affiliate of a broker-dealer and any participating broker-dealer is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the securities registered hereby.

The second column lists the number of securities beneficially owned and the percentage ownership represented by the Common Shares beneficially owned by each selling shareholder, based on its ownership of Common Shares as provided to us by each selling shareholder, as of September 11, 2024.

The third column lists the total securities being offered by this prospectus by each selling shareholder.

The fourth column assumes the sale of all of the securities offered by each selling shareholder pursuant to this prospectus and lists the percentage ownership represented by the securities beneficially owned by the selling shareholder assuming the sale of all the securities offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number	Percentage(1)	Number	Number	Percentage(1)
David Leb (2)	11,850,902	26.7%	7,325,144	4,525,758	10.19%
Inna Braverman (3)	11,750,000	26.5%	7,325,144	4,424,856	9.97%

Total	23,600,902	53.2%	14,650,288	8,950,614	20.16%

(1)	The applicable percentage of beneficial ownership is based on 44,394,844 Common Shares that will be issued and outstanding immediately after this offering.
(2)	Mr. Leb is one of the Company’s founders and a director. Mr. Leb’s address is: Pacific Village, Apartment 11B, Panama City, Panama
(3)	Ms. Braverman is the Company’s Chief Executive Officer and a director. Ms. Braverman’s address is: 34 Giborey Sinai, Apt. 5, Acre, Israel 2430714.

PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Any fees related to conversions of the Common Shares to ADSs will be assumed and payable by the selling shareholders named in this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, certain legal matters were passed upon for us by Sullivan & Worcester LLP, New York, New York with respect to matters of US federal securities law and certain legal matters were passed upon for us by Setterwalls Advokatbyrå AB, Stockholm, Sweden with respect to Swedish law. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$1,033.89
Printer fees and expenses	$1,000
Legal fees and expenses	$17,000
Accounting fees and expenses	$10,000
Miscellaneous	$2,000
Total	$31,033.89

Enforceability of civil liabilities

We are incorporated in and currently existing under the laws of Sweden. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S securities laws or other laws. In addition, uncertainty exists as to whether the courts of Sweden would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment which is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is fulfils the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swedish law.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in Sweden judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.ecowavepower.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 28, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 29, 2024; April 8, 2024 (with respect to first, second, fourth, fifth, sixth and seventh paragraphs and the section titled “Forward-Looking Statements”), April 11, 2024 (with respect to first, second, fourth, fifth, and sixth paragraphs and the section titled “Forward-Looking Statements”), May 16, 2024 (with respect to the sections titled “Management Commentary,” “First Quarter 2024 Financial Overview,” “Forward-Looking Statements,” and the Company’s “Condensed Consolidated Statements of Financial Position (Unaudited)); May 29, 2024; June 5, 2024; June 27, 2024; August 1, 2024; August 5, 2024 (with respect to the first, second, third, fifth, sixth and seventh paragraphs and the section titled “Forward-Looking Statements”); August 8, 2024 (with respect to first, second, third, fourth, and sixth paragraphs and the section titled “Forward-Looking Statements:); and August 29, 2024 (excluding the fifth paragraph of the section titled “Operations” and the section titled “CEO Commentary” of Exhibit 99.3 only); and

●	the description of our securities contained in our Form 8-A filed on June 28, 2021 (File No. 001-40554), and including any further amendment or report filed for the purpose of updating such description, as amended by Exhibit 2.4 to the 2023 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Eco Wave Power Global AB (publ), 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701, Attention: Chief Financial Officer, telephone number: +972-3-509-4017.

Up to 1,831,286 American Depositary Shares

Representing 14,650,288 Common Shares

PROSPECTUS

               , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees

Under the terms of the Swedish Companies Act, shareholders of the Company may determine, at a general meeting of the company, not to pursue an action against a director or the Chief Executive Officer with respect to liability for damages to the Company.

The Company also maintains directors and officer’s liability insurance to insure our directors and executive officers against certain liabilities incurred based on their capacity as a director or an officer of the Company. The insurance covers economic loss including personal liability related to claims regarding an alleged act or failure to act in the individual’s capacity as a director or executive officer of the Company.

Any underwriting agreement the Company may enter into in connection with the securities being registered hereby provides that the underwriters will indemnify, under certain conditions, the company’s board of directors and its officers against certain liabilities arising in connection with the offering.

Item 9. Exhibits

Exhibit	Description
3.1	Amended Articles of Association of Eco Wave Power Global AB (publ)., filed as Exhibit 99.2 to Form 6-K, filed on June 27, 2024, and incorporated herein by reference.
4.1	Form of Deposit Agreement, filed as Exhibit 4.1 to Form F-1, filed on June 23, 2021, and incorporated herein by reference.
5.1*	Opinion of Setterwalls Advokatbyrå AB, Swedish counsel to Eco Wave Power Global AB (publ).
23.1*	Consent of Kesselman and Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm.
23.2*	Consent of Setterwalls Advokatbyrå AB (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature of the Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.
**	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv-Yafo, Israel on September 13, 2024.

Eco Wave Power Global AB (publ)

By:	/s/ Inna Braverman
Inna Braverman
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors of Eco Wave Power Global AB (publ), hereby severally constitute and appoint Inna Braverman and Aharon Yehuda with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Inna Braverman	Chief Executive Officer	September 13, 2024
Inna Braverman	(Principal Executive Officer)

/s/ Aharon Yehuda	Chief Financial Officer	September 13, 2024
Aharon Yehuda	(Principal Financial and Accounting Officer)

/s/ Mats Andersson	Director, Chairman of the Board of Directors	September 13, 2024
Mats Andersson

/s/ Annath Abecassis	Director	September 13, 2024
Annath Abecassis

/s/ David Leb	Director	September 13, 2024
David Leb

/s/ Gilles Amar	Director	September 13, 2024
Gilles Amar

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Eco Wave Power Global AB (publ), has signed this registration statement on September 13, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Puglisi & Associates